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                                                                     EXHIBIT 5.1

                          [COOLEY GODWARD LETTERHEAD]

March 31, 1999

Cerus Corporation
2525 Stanwell Drive, Suite 300
Concord, CA 94520

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by Cerus Corporation, a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on March 31, 1999 covering the offering of up to an additional 230,000 shares of the Company's common stock with a par value of $0.01 (including 30,000 shares of common stock for which the underwriters will be granted an over-allotment option) (the "Shares").

        In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Company's Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          COOLEY GODWARD LLP


                                          By: /s/ HOWARD G. ERVIN


                                            ------------------------------------
                                            Howard G. Ervin